Exhibit 99.1

DESKTOP METAL ANNOUNCES

NEW EXECUTIVE LEADERSHIP APPOINTMENTS

James Haley Appointed as New Chief Financial Officer;

Arjun Aggarwal Appointed as Chief Product Officer

February 9, 2021, BOSTON, MA – Desktop Metal, Inc. (NYSE: DM), a leader in mass production and turnkey additive manufacturing solutions, today announced the appointment of James Haley as its new Chief Financial Officer, effective February 12, and Arjun Aggarwal as Chief Product Officer, effective February 9.

“I have previously worked with James and forged a great relationship with him over 13 years. He brings a strong track record of leading financial operations for high-growth technology companies with significant functional experience overseeing strategic transactions and public financing events,” said Ric Fulop, CEO and co-founder of Desktop Metal. “James has already proven to be a strong addition to our leadership team, and I am excited to work with him closely in his new role to drive our success and deliver value for our shareholders.”

Haley, who has served as Desktop Metal’s Vice President of Finance since August 2020, brings over 25 years of financial leadership experience with high-growth technology companies, including serving in senior finance roles at four public companies and two divisions of global public companies. Haley holds a B.A. in Management from Curry College and an M.B.A. from Northeastern University. To help ensure a smooth transition, Haley will work closely with the Company’s current CFO, Elizabeth Linardos, who is expected to remain with the Company in an advisory capacity through July.

“I am excited to step into the CFO role at Desktop Metal to help the company continue executing its strategic vision,” said Haley. “I look forward to continuing to work with the entire Desktop Metal team to build on the Company’s momentum, accelerate our growth, and deliver value to shareholders.”

Aggarwal has served as Desktop Metal’s Vice President of Product and Business Development since January 2020 after first joining the Company in October 2017. In this newly-created role, Aggarwal will manage the Company’s product portfolio strategy and strategic partnerships to position the company for long-term growth. Prior to Desktop Metal, Aggarwal served in venture investing and technology investment banking roles at New Enterprise Associates and Morgan Stanley. Aggarwal holds a B.S. in Management Science & Engineering from Stanford University.

“Arjun’s had an incredible impact on our business since he’s joined us, and he is deeply familiar with our technology, customers, and market opportunity. We’re excited to create this new role for him as we expand our product portfolio and enter a new phase of our business,” said Fulop.

“Desktop Metal has been a pioneer in reshaping additive manufacturing for production applications,” said Aggarwal. “The company has an extraordinary opportunity to change how industrial businesses innovate across product design, manufacturing, and supply chain. I’m excited to continue exploring our customers’ evolving needs and working with our team in this new role to bring exceptional solutions to market that help drive this transformation.

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with end-to-end 3D printing solutions. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make 3D printing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum; named to MIT Technology Review’s list of 50 Smartest Companies; and recognized among the most important innovations in engineering in Popular Science’s “Best of What’s New.” For more information, visit www.desktopmetal.com.

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements generally relate to Desktop Metal’s future financial or operating performance. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, including the negatives of such terms. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the ongoing COVID-19 pandemic and measures taken by Desktop Metal, its customers and suppliers, and governmental authorities in response thereto; (ii) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including downturns in the highly competitive additive manufacturing industry; (iii) the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; and (iv) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements”” in the S-1 Registration Statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2020, as amended, and the Company’s other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Press Contact

Lynda McKinney, 978-224-1282

Lyndamckinney@desktopmetal.com